As filed with the Securities and Exchange Commission on September 9, 2016

Registration No. 333-130721

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YOUR COMMUNITY BANKSHARES, INC.

(Exact name of Registrant as specified in its charter)

Indiana	35-1938254
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 West Spring Street

New Albany, Indiana 47150

(812) 944-2224

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paul A. Chrisco

Chief Financial Officer

Your Community Bankshares, Inc.

101 West Spring Street

New Albany, Indiana 47150

(812) 944-2224

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE AND DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3, File No. 333-130721 (the “Registration Statement”), previously filed on December 28, 2005 by Your Community Bankshares, Inc. (“YCB”) relating to the registration of 100,000 shares of YCB’s common stock, $.10 par value per share (“Common Stock”), for issuance pursuant to YCB’s Dividend Reinvestment Plan.

YCB terminated the Dividend Reinvestment Plan effective September 9, 2016, and the offering of Common Stock covered by the Registration Statement, in accordance with the terms of the Agreement and Plan of Merger, dated May 3, 2016, by and between Wesbanco, Inc. (“WesBanco”), Wesbanco Bank, Inc., Your Community Bankshares Inc. and Your Community Bank, which provides for the merger of YCB into WesBanco, with WesBanco continuing as the surviving corporation.

In accordance with undertakings made by YCB in the Registration Statement, YCB hereby removes from registration any and all shares of the Common Stock (as adjusted for stock splits, dividends, recapitalizations or other similar transactions effected without consideration which results in an increase in the number of outstanding shares of Common Stock) that remain unsold as of the date hereof under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Indiana, on September 9, 2016.

YOUR COMMUNITY BANKSHARES, INC.

By:	/s/ Paul A. Chrisco
Paul A. Chrisco
Executive Vice President and Chief Financial Officer

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

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